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                                                                    EXHIBIT 23.1

                        INDEPENDENT ACCOUNTANTS' CONSENT

We consent to the use in this Amendment No. 1 to the Registration Statement of Advantage Marketing Systems, Inc. on Form SB-2 of our reports on the consolidated financial statements of Advantage Marketing Systems, Inc. dated April 4, 1997 and on the combined financial statements of Stay 'N Shape International, Inc., Now International, Inc., Solution Products, Inc. and Nation of Winners, Inc., dated April 11, 1997 appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the references to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP


Oklahoma City, Oklahoma,
October 16, 1997